Exhibit 99.1

CONTACT:

SimpleTech, Inc.

Mitch Gellman, Director of Investor Relations

949.260.8328 direct

949.232.5080 cell

ir@simpletech.com

SimpleTech Preannounces Estimated Results for the Fourth Quarter of 2004 In Line With Previous Guidance

SANTA ANA, Calif., January 7, 2005 — SimpleTech, Inc. (Nasdaq: STEC), a designer, manufacturer and marketer of custom and open-standard memory solutions based on Flash memory and DRAM technologies, today announced updated revenues and earnings guidance for its fourth quarter of 2004. Based on preliminary data, SimpleTech expects fourth quarter of 2004 revenues to range from $77.0 million to $77.5 million. The company also expects diluted earnings per share of $0.06 for the fourth quarter of 2004.

The company achieved the following accomplishments during the fourth quarter of 2004:

•	Maintained the significant stacking revenue gains achieved in the third quarter of 2004 with stacking revenue remaining relatively flat sequentially at approximately $33 million in the fourth quarter of 2004 compared to approximately $34 million in the third quarter of 2004,

•	Completed the initial production shipments of its Flash-based Zeus Ultra DMA Solid State Drives,

•	Announced the availability of miniSD and RS-MMC Flash cards and its strategy to focus on the expanding mobile phone market,

•	Announced the introduction of its SimpleShare storage product line, an easy-to-use, affordable and robust high-capacity external storage drive, and

•	Strengthened its balance sheet by adding approximately $7 million to its cash and short-term investment position and decreased inventory by approximately $9 million.

The financial estimates discussed herein are not audited and are subject to year end adjustments. The company expects to announce its actual financial results for the fourth quarter and fiscal year 2004 on or about February 10, 2005. Such results will be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2004 to be filed subsequently with the Securities and Exchange Commission.

I. ABOUT SIMPLETECH

SimpleTech, Inc. designs, manufactures and markets custom and open-standard memory solutions based on Flash and DRAM memory technologies. Headquartered in Santa Ana, California, the company offers a comprehensive line of over 2,500 products and specializes in developing high-density memory modules, memory cards and storage drives. For more information, please contact the company’s Investors Relations department at (949) 260-8328 (ir@simpletech.com) or visit www.simpletech.com

II. SAFE HARBOR

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning estimated revenues and earnings per share for the fourth quarter of 2004, maintaining the revenue gains in the third quarter of 2004 from stacking memory products and the strengthening of SimpleTech’s balance sheet by increasing its cash and short-term investment position and decreasing inventory. Forward-looking statements may be identified by the fact that we use words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any future operating or financial performance. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could change any of them, and could cause actual outcomes and results to differ materially from current expectations. The foregoing are our expectations for the fourth quarter of 2004, however, we have not finalized our financial statements for this period. When actual results of operations are reported, it is possible that the results will vary from our expectations set forth above. Important factors which could cause actual results to differ materially from our expectations expressed or implied in the forward-looking statements above are detailed under “Risk Factors” in filings with the Securities and Exchange Commission (the “SEC”) made from time to time by us, including, our Annual Report on Form 10-K, our quarterly report on Form 10-Q, and our current reports on Form 8-K. Other factors that could cause our actual results to differ materially from our expectations expressed or implied in the forward-looking statements include the following risks: actual operating expenses are higher than anticipated, fluctuations in our quarterly results, dependence on a small number of suppliers for our IC components, limited availability of DRAM and Flash IC components, the fluctuations in the costs of raw materials, declines in our average sales prices, changes in pricing and demand environment for our products, dependence on a limited number of customers for a significant portion of our revenues and difficulties in successfully implementing new customer and supplier relationships. The information contained in this press release is a statement of SimpleTech’s present intention, belief or expectation. SimpleTech may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in SimpleTech’s assumptions or otherwise. SimpleTech undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.